Exhibit 99.2

                           WILLOW GROVE BANCORP, INC.
                           Walsh and Norristown Roads
                         Maple Glen, Pennsylvania 19002
                                 (215) 646-5405

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To Be Held on _________ ___, 2002

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Willow Grove Bancorp, Inc. will be held ____________________ located at ________________, Pennsylvania] on ________ ___, 2002, at [11:00 a.m.], Eastern
Time, for the following purposes, as more completely set forth in the accompanying proxy statement:

      (1) To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), pursuant to which (a) Willow Grove Mutual Holding Company, which currently owns approximately [56.9%] of the common stock of Willow Grove Bancorp, Inc. (the existing mid-tier holding company for Willow Grove Bank) (the "Mid-Tier Holding Company") and the Mid-Tier Holding Company will convert to federal interim stock savings institutions and immediately thereafter, each will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity; (b) an interim institution to be formed as a wholly owned subsidiary of Willow Grove Bancorp, Inc., a Pennsylvania corporation recently formed to be the new holding company for Willow Grove Bank (the "New Holding Company"), will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity and becoming a wholly-owned subsidiary of the New Holding Company; (c) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by Willow Grove Mutual Holding Company, which will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the New Holding Company as they currently own of the Mid-Tier Holding Company before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the New Holding Company or by Willow Grove Bank's Employee Stock Ownership Plan thereafter or receiving cash in lieu of fractional shares; and (d) in connection therewith Willow Grove Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. In addition, the New Holding Company is offering additional shares of its common stock for sale by means of a prospectus.

      (2) To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any matters other than those set forth above which may properly come before the meeting.

      Stockholders of record of Willow Grove Bancorp, Inc., the Mid-Tier Holding Company, at the close of business on ___________ ____, 2002 are entitled to notice of and to vote at the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          John T. Powers
                                          Corporate Secretary

Maple Glen, Pennsylvania
___________  ____, 2002

      You Are Urged to Complete, Sign, Date and Return the Enclosed Proxy Promptly in the Envelope Provided. If You Attend this Meeting, You May Vote Either in Person or by Your Proxy. Any Proxy Given May Be Revoked by You in Writing or in Person at Any Time Prior to the Exercise Thereof. Proxies must Be Received Prior to the Commencement of the Meeting.

      Your Vote Is Very Important. Voting on the Plan of Conversion Does Not Require You to Purchase Stock in the Offering.

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                           WILLOW GROVE BANCORP, INC.

                         ------------------------------

                      PROXY STATEMENT/PROSPECTUS SUPPLEMENT

                         ------------------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                              ___________ ___, 2002

Time and Place

      This Proxy Statement is furnished to holders of common stock, par value $.01 per share (the "Common Stock"), of Willow Grove Bancorp, Inc., the existing Mid-Tier Holding Company, in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Special Meeting of Stockholders to be held _____________________ located at_____________________,
Pennsylvania on ________ __, 2002, at [11:00 a.m.], Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Special Meeting. This Proxy Statement is expected to be mailed to stockholders on or about ___________ ____, 2002.

Proxies

      Each proxy solicited hereby, if properly signed and returned to the Mid-Tier Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each signed proxy received will be voted in favor of the Plan of Conversion and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Only proxies that are returned can be counted and voted at the Special Meeting.

How to Revoke Your Proxy

      Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary written notice thereof (Mr. John T. Powers, Corporate Secretary, Walsh and Norristown Roads, Maple Glen, Pennsylvania 19002), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Special Meeting and giving the Corporate Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment thereof and will not be used for any other meeting.

How to Vote and the Vote Required

      Pursuant to Office of Thrift Supervision regulations, consummation of the transactions contemplated by the Plan of Conversion is conditioned upon the approval of the Plan of Conversion by the Office of Thrift Supervision, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of Willow Grove Mutual Holding Company as of the close of business on the voting record date at a special meeting of members called for the purpose of considering the Plan of Conversion, and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Common Stock as of the voting record date at the Special Meeting. In addition, the Mid-Tier Holding Company, Willow Grove Mutual Holding Company and Willow Grove Bank have conditioned the consummation of the conversion and reorganization on the approval of the Plan of Conversion by the holders of at least a majority of the votes cast, in person or by proxy, by the stockholders of the Mid-Tier Holding Company excluding Willow Grove Mutual Holding Company at the Special Meeting. Willow Grove Mutual Holding Company intends to vote its shares of Common Stock, which amount to [56.9%] of the outstanding shares, in favor of the Plan of Conversion at the Special Meeting.


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

      Only stockholders of record of the Mid-Tier Holding Company at the close of business on ________ ___, 2002 (voting record date) are entitled to notice of and to vote at the Special Meeting. On the voting record date, there were ________ shares of Mid-Tier Holding Company Common Stock outstanding, and the Mid-Tier Holding Company had no other class of equity securities outstanding. Each share of Mid-Tier Holding Company Common Stock is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

      A majority of the outstanding Mid-Tier Holding Company Common Stock, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are present at the Special Meeting and are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because adoption of the Plan of Conversion must be approved by the holders of at least two-thirds of the outstanding Mid-Tier Holding Company Common Stock, abstentions and broker non-votes will have the same effect as a vote against such proposal. The Plan of Conversion also conditions consummation of the conversion and reorganization on the approval of the Plan of Conversion by at least a majority of the votes cast, in person or by proxy, at the Special Meeting by the stockholders of the Mid-Tier Holding Company other than Willow Grove Mutual Holding Company (the "Public Stockholders"). Abstentions and broker non-votes will have no effect on the required vote of the Public Stockholders.

The Board of Directors Recommends That You Vote FOR the adoption of the Plan of
                                   Conversion.

Incorporation of Information by Reference

      The prospectus of Willow Grove Bancorp, Inc., the New Holding Company, which accompanies this Proxy Statement, is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion and the related offering of the New Holding Company's common stock under the caption "The Conversion." Such caption also describes the effects of the conversion and reorganization on the Mid-Tier Holding Company's stockholders and the members of Willow Grove Mutual Holding Company, including the tax consequences of the conversion and reorganization and the establishment of a liquidation account for the benefit of certain depositors of Willow Grove Bank. Upon consummation of the conversion, the charter of Willow Grove Bank will be amended to add a new section to the charter to provide for a liquidation account and will read as follows:

            Liquidation Account. Pursuant to the requirements of 12 C.F.R. Subchapter D, the Bank shall establish and maintain a liquidation account for the benefit of its savings account holders who had an account balance of at least $50.00 as of the close of business on either June 30, 2000 or December 31, 2001 ("eligible depositors"). In the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's eligible depositor's inchoate interest in the liquidation account, to the extent it is still in existence, provided that an eligible depositor's inchoate interest in the liquidation account shall not entitle such eligible depositor to any voting rights at meetings of the Bank's stockholders.

      Information regarding Willow Grove Bank, the Mid-Tier Holding Company, the New Holding Company and Willow Grove Mutual Holding Company are set forth in the prospectus under the captions "Summary - Willow Grove Bank," "Willow Grove Bancorp, Inc." and "Willow Grove Mutual Holding Company," respectively. The prospectus also describes the business and financial condition of the Mid-Tier Holding Company under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of the Mid-Tier Holding Company are included in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the conversion and reorganization, the historical capitalization of the New Holding Company and the pro forma capitalization of the New Holding Company, and other pro forma data are set forth in the prospectus under the captions "How Our Net Proceeds Will Be Used," "Our Capitalization" and "Pro Forma Data," respectively.


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      The prospectus sets forth certain information as to Common Stock beneficially owned by (i) the only persons or entities who or which were known to the Mid-Tier Holding Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Mid-Tier Holding Company, and (iii) all directors and executive officers of the Mid-Tier Holding Company as a group. See "Beneficial Ownership of Common Stock" in the prospectus.

      The prospectus also sets forth a comparison of the rights of stockholders of the Mid-Tier Holding Company with the rights of stockholders of the New Holding Company, and describes certain restrictions on acquisitions of the stock of the New Holding Company and certain other anti-takeover provisions. See "Comparison of Stockholders' Rights" and "Restrictions on Acquisition of us and Willow Grove Bank and Related Anti-Takeover Provisions" in the prospectus.

Stockholder Proposals

      Any proposal which a stockholder wishes to have included in the proxy materials for the next annual meeting of stockholders of the Mid-Tier Holding Company, which is expected to be held in November 2002 if the conversion and reorganization is not consummated, must have been received at the main office of the Mid-Tier Holding Company, Welsh & Norristown, Maple Glen, Pennsylvania 19002, Attention: John T. Powers, Corporate Secretary, no later than June 12, 2002.

Other Matters

      Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Mid-Tier Holding Company to vote the proxy upon such other matters as may properly come before the Special Meeting. Management is not aware of any business that may properly come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

      The cost of solicitation of the proxies will be borne by the Mid-Tier Holding Company. In addition to solicitations by mail, the directors and officers of the Mid-Tier Holding Company may solicit proxies personally or by telephone without additional compensation. Willow Grove Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Mid-Tier Holding Company's proxy materials to the beneficial owners of Common Stock.

      You may obtain a copy of the Plan of Conversion, including the Articles of Incorporation and Bylaws of the New Holding Company, from any office of Willow Grove Bank or in writing from Willow Grove Bank. Any such requests should be directed to John T. Powers, Corporate Secretary, Willow Grove Bank, Welsh & Norristown, Maple Glen, Pennsylvania 19002. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by Willow Grove Bank by _________ ___, 2002.

                                 --------------

      Your Vote Is Important! We Urge You to Mark, Sign And Date The Enclosed Proxy Card And Return it Today in The Enclosed Postage-paid Envelope.

                                --------------

      This proxy statement is neither an offer to sell nor the solicitation of any offer to buy stock. The offer is only made by the prospectus.

WILLOW GROVE BANCORP, INC.                                       REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW GROVE BANCORP, INC. FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON _________ ___, 2002 AND ANY ADJOURNMENT THEREOF.

      The undersigned, being a member of Willow Grove Mutual Holding Company, hereby authorizes the Board of Directors of Willow Grove Mutual Holding Company, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Willow Grove Mutual Holding Company to be held _____________________located at ____________ Pennsylvania, _____ _, 2002, at [10:00 a.m.], Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

      To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), pursuant to which (a) Willow Grove Mutual Holding Company, which currently owns approximately [56.9%] of the common stock of Willow Grove Bancorp, Inc., (the existing mid-tier holding company for Willow Grove Bank) (the "Mid-Tier Holding Company") and the Mid-Tier Holding Company will convert to federal interim stock savings institutions and immediately thereafter, each will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity; (b) an interim institution to be formed as a wholly owned subsidiary of Willow Grove Bancorp, Inc., a Pennsylvania corporation recently formed to be the new holding company for Willow Grove Bank (the "New Holding Company"), will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity and becoming a wholly-owned subsidiary of the New Holding Company; (c) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by Willow Grove Mutual Holding Company, which will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the New Holding Company as they currently own of the Mid-Tier Holding Company before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the New Holding Company or by Willow Grove Bank's Employee Stock Ownership Plan thereafter or receiving cash in lieu of fractional shares; and (d) in connection therewith Willow Grove Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. In addition, the New Holding Company is offering additional shares of its common stock for sale by means of a prospectus.

      |_| FOR      |_| AGAINST      |_| ABSTAIN

      In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of members, matters incident to the conduct of the Special Meeting, and upon such other matters as may properly come before the Special Meeting.

                  (Continued and to be signed on other side)


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

      This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made herein. This proxy may be revoked at any time before it is exercised.

      The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Willow Grove Bancorp, Inc. called for ________ __, 2002 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.

                                    Date:                                , 2002
                                         --------------------------------

                                    --------------------------------------
                                                  Signature

                                    --------------------------------------
                                                  Signature

                                    Note: Please sign exactly your name(s)
                                    appear(s) on this Proxy Card. Only one
                                    signature is required in the case of a joint account. When signing in a representative capacity, please give title.

                                    I/we will ___ will not___ be attending the Special Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.